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                                                                     Exhibit 5.3

                                Kirkland & Ellis
                                 Citicorp Center
                              153 East 53rd Street
                          New York, New York 10022-4675




To Call Writer Direct:
      212 446-4800

                                   February 4, 1997

Euramax International plc
Euramax Holdings plc
Euramax Holdings, B.V
Amerimax Holdings, Inc.
5535 Triangle Parkway
Norcross, Georgia 30092

          Re:  Registration Statement on Form S-4
               Euramax International plc
               Euramax Holdings plc
               Euramax Holdings, B.V
               Amerimax Holdings, Inc.
               FILE NO. 333-5878

Gentlemen:

          We have acted as special United States counsel to Euramax International plc, a corporation formed under the laws of England and Wales (the "COMPANY"), Euramax European Holdings plc, a corporation formed under the laws of England & Wales ("EURAMAX U.K."), Euramax European Holdings, B.V. a corporation formed under the laws of The Netherlands ("EURAMAX B.V." and, together with the Company and Euramax UK., the "ISSUERS"), and Amerimax Holdings, Inc., a Delaware corporation (the "GUARANTOR"), in connection with the proposed registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of $135,000,000 principal amount of 111/4% Senior Subordinated Notes due 2006 (the "NEW NOTES") for the purpose of effecting an exchange offer (the "EXCHANGE OFFER") for the Issuers' 111/4% Senior Subordinated Notes due 2006 which have not been registered under the Securities Act (the "OLD NOTES"). The New Notes will be issued pursuant to a Senior Subordinated Indenture, dated as of September 25, 1996, by and among the Issuers, the Guarantor and The Chase Manhattan Bank, as Trustee (the "INDENTURE"). Capitalized terms used herein but not defined herein have the meaning set forth in the Preliminary Prospectus of the Issuers dated as of the date hereof.

          In connection therewith, we have examined and relied upon the assumptions set forth in SCHEDULE A to this letter and upon the original, or copies certified or otherwise identified to our


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Euramax International plc
Euramax Holdings plc
Euramax Holdings, B.V
Amerimax Holdings, Inc.
February 4, 1997
Page 2



satisfaction, of: (i) corporate organizational documents of the Issuers and the Guarantor; (ii) minutes and records of the corporate proceedings of the Issuers and the Guarantor with respect to the issuance and sale of the New Notes and the Guarantee; (iii) the Registration Statement and exhibits thereto; (iv) the Indenture; (v) the Deposit Agreement; and (vi) such other documents, corporate records and other instruments as we have deemed necessary for the expression of the opinions contained herein. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor, and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. We have also assumed that none of the Issuers or the Guarantor is subject to any law or regulation limiting the enforceability of the Indenture, the Deposit Agreement, the Notes or the Guarantee other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

          We have relied without independent investigation solely upon the letter from Dibb Lupton Alsop, dated January 16, 1997 and set forth as
Exhibit 5.1 to the Registration Statement with respect to the Company and Euramax U.K. and upon the letter from Nauta Dutilh dated January 14, 1997 and set forth as Exhibit 5.2 to the Registration Statement with respect to Euramax B.V. to establish the following premises which underlie our opinions with respect to the Company, Euramax U.K., and Euramax B.V. (herein collectively called the "Foreign Issuers"): (i) each of the Foreign Issuers is duly organized, validly existing and in good standing, (ii) each of the Foreign Issuers has full corporation or organization power and authority to execute, deliver and perform its obligations under the Indenture, the Deposit Agreement and the Notes, (iii) each of the Foreign Issuers has duly


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Euramax International plc
Euramax Holdings plc
Euramax Holdings, B.V
Amerimax Holdings, Inc.
February 4, 1997
Page 3




authorized by all necessary corporate action the execution, delivery and performance of the Indenture, the Deposit Agreement and the Notes, (iv) each of the Foreign Issuers has duly executed and delivered the Indenture, the Deposit Agreement and the Notes and (v) none of the Foreign Issuers is subject to any law or regulation limiting the enforceability of the Indenture, the Deposit Agreement or the Notes against it.

          Subject to the further assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you that:

          (1) The Guarantor is validly existing and in good standing under the laws of the State of Delaware.

          (2)  The Guarantee has been validly authorized by the Guarantor.

          (3) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Notes shall have been validly tendered to the Issuers and (iv) the New Notes shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the resolutions of each of the Issuers' and the Guarantor's Board of Directors authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained, the New Notes when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Issuers and the Guarantee will constitute the valid and binding obligation of the Guarantor.

          Our advice on every legal issue addressed in this letter is subject to the General Qualifications that are recited in SCHEDULE B to this Letter.

          We express no opinion as to, or the effect or applicability of, any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware. Our advice on every legal issue addressed in this letter is based exclusively on such laws. We express


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Euramax International plc
Euramax Holdings plc
Euramax Holdings, B.V
Amerimax Holdings, Inc.
February 4, 1997
Page 4


no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the state, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other such laws which may be applicable.


          Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some provisions in the Indenture, Notes or Guarantee may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Indenture, Notes or Guarantee.

          This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact of which the lawyers in our firm who have had significant involvement with the negotiation and preparation of the Indenture (to wit, Lance C. Balk, Steven G. Martin and J. Scott Schlossel, herein called the "DESIGNATED TRANSACTION LAWYERS") did not have actual knowledge as of the date hereof, by reason of any change subsequent to the date hereof in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, references herein or therein to this letter include such schedules, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

          While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in this letter (including its schedules) are unwarranted. The term "actual

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Euramax International plc
Euramax Holdings plc
Euramax Holdings, B.V
Amerimax Holdings, Inc.
February 4, 1997
Page 5


knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the Designated Transaction Lawyers.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption titled "Legal Matters" in the Prospectus which is part of the Registration Statement.

          We do not find it necessary for purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to issuance of the New Notes.

          This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                         Yours very truly,



                         KIRKLAND & ELLIS

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                                      SCHEDULE A
                                     ASSUMPTIONS


     For purposes of the letter to which this Schedule is attached ("OUR LETTER"), we have relied, without investigation, upon each of the following assumptions:

(a) Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

(b) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

(c) The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

(d) None of the Issuers or the Guarantor are subject to any law or regulation, other than laws of the State of New York or the General Corporate Law of the State of Delaware limiting the enforceability of the Indenture, the Deposit Agreement, the Notes or the Guarantee against the Issuers or the Guarantor.


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                                    SCHEDULE B



                               GENERAL QUALIFICATIONS


     The term "General Qualifications" as used in the letter to which this
Schedule is attached ("our letter") means the Bankruptcy and Insolvency Exception, the Equitable Principles Limitation and the Other Common Qualifications set forth in this Schedule.

     BANKRUPTCY AND INSOLVENCY EXCEPTION. Each of the opinions ("our opinions") in our letter is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights from time to time in effect and to general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity). This exception includes:

     (a) the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on IPSO FACTO and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

     (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

     (c)  state fraudulent transfer and conveyance laws; and

     (d) judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities.

     EQUITABLE PRINCIPLES LIMITATION. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

     (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

     (b)  imposing duties and standard of conduct upon creditors;



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     (c)  affording equitable defenses (e.g., waiver, laches and estoppel)
          against a party seeking enforcement;

     (d) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

     (e) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

     (f) requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

     (g) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

     (h) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

     COMMON QUALIFICATIONS. Each of our opinions is subject to the effect of rules of law that:

     (a) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

     (b) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

     (c) limit the availability of a remedy under certain circumstances where another remedy has been elected;

     (d)  provide a time limitation after which a remedy may not be enforced;

     (e) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

     (f) limit or affect the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;


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     (g)  may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

     (h) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

     (i) may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

     (j) limit or affect the enforceability of provisions in the Indenture and the New Notes deemed to impose the payment of interest;

     (k) limit or affect the enforceability of requirements in the Indenture and the New Notes specifying that the provisions thereof may only be waived in writing to the extent that an oral or implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

     (l) limit or affect the enforceability of indemnification or contribution obligations which contravene public policy, including, without limitation, indemnification or contribution obligations which arise out of failure to comply with applicable state or federal securities law;

     (m) limit or affect the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in excess of the actual loss suffered by such party;

     (n) limit the recovery of legal fees and legal expenses by an indemnified person to reasonable attorneys' fees and legal expenses;



     OTHER QUALIFICATIONS. Each of our opinions is subject to the following other qualifications:

     (a) our opinion as to the binding effect of the Indenture and the Guarantee with respect to the Guarantor is subject to the effect of laws and judicial decisions which have imposed duties and standards of conduct upon creditors;


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     (b)  provisions of any document or agreement which permit a party to take any action, to make any determination, or to benefit from indemnities and similar undertakings may be subject to a requirement that such action be taken or such determination be made or that any action or inaction by any party that may give rise to a request for payment under an such undertaking be taken or not taken, as the case may be, on a reasonable basis and in good faith;

     (c) a substantial body of case law treats guarantors as "debtors" under the Uniform Commercial Code (as enacted in the State of New York) (the "Code") thereby according guarantor the rights and remedies of debtors established by the Code;

     (d) we express no opinion as to the binding effect of the indemnification or contribution provisions of any document or agreement, insofar as said provisions might require indemnification or contribution with respect to any litigation by any indemnified person under an agreement against the Issuers or the Guarantor determined adversely to such indemnified person under such agreement or with respect to any loss, cost or expense arising out of an indemnified person's negligence or willful misconduct or an violation by such indemnified person of any statutory duties, general principles of equity or public policy;

     (e) waivers of equitable rights and defenses may not be valid, binding and enforceable under New York law;

     (f) we express no opinion with respect to the waivers set forth in any document or agreement insofar as they might not be broad enough to cover all situations which might arise for which a waiver could be found desirable; and

     (g) certain rights, remedies and waivers contained in the Indenture may be rendered ineffective, or limited by, applicable laws or judicial decisions (other than those reflected in the foregoing qualifications and assumptions) governing such provisions, but such laws and judicial decisions do not, in our opinion, make the Indenture inadequate for the practical realization of the security provided by the Guarantee.